Exhibit 99.1

MAGNA ENTERTAINMENT CORP. ANNOUNCES
FILING FOR CHAPTER 11 BANKRUPTCY PROTECTION

Aurora, ON, March 5, 2009 - Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A), together with certain of its wholly-owned subsidiaries, today announced that it has filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) and will seek recognition of the Chapter 11 proceedings from the Ontario Superior Court of Justice under section 18.6 of the Companies’ Creditors Arrangement Act in Canada.

MEC’s day-to-day operations will continue uninterrupted throughout the Chapter 11 process while it undertakes to sell its assets and implement a reorganization of the Company. As part of the Chapter 11 filing, the Company has sought emergency relief to ensure the continued payment of employee wages and benefits and horsemen winnings and its ability to honor existing customer programs. XpressBet®, MEC’s account wagering company, is not one of the MEC subsidiaries making a Chapter 11 filing.

In connection with the Chapter 11 filing, MEC announced that it has arranged a six-month secured debtor-in-possession financing facility (the “DIP Financing”) in the amount of $62.5 million from a subsidiary of MI Developments Inc. (“MID”), the Company’s largest secured creditor and controlling shareholder.  The Company will use the proceeds from the DIP Financing to fund its operations during the Chapter 11 proceedings. If approved by the Court, the DIP Financing will enable MEC to continue to satisfy its obligations associated with the ongoing operation of its business, including the ordinary course payment of employee wages and benefits and horsemen and customer winnings, and payment of post-petition obligations to vendors. The DIP Financing will be secured by liens on substantially all assets of MEC, as well as a pledge of capital stock of certain guarantors. Advances under the DIP Financing must be made in accordance with an approved budget. The terms of the DIP Financing contemplate that MEC will sell its assets through an auction process and use the proceeds from the asset sales to repay its creditors. Miller Buckfire & Co., LLC, the Company’s financial advisor and investment banker, will conduct a marketing and sale process for the Company’s assets.

The terms of the DIP Financing were considered by the Special Committee of MEC’s board of directors and the Special Committee retained independent legal and financial advisors to assist in its deliberations. The DIP Financing was approved by MEC’s board, following a favourable recommendation of the Special Committee.

MEC also announced that it has entered into an agreement with MID to sell its interests associated with the following assets (the “Stalking Horse Bid”): Golden Gate Fields; Gulfstream Park, including MEC’s interest in The Village at Gulfstream Park™ (a joint venture with Forest City); Palm Meadows Training Center; Lone Star Park; AmTote International, XpressBet®; and a holdback note associated with the sale of The Meadows. The aggregate offer price for the assets is $195 million and is payable in the form of $44 million cash, MID’s assumption of a $15 million capital lease and a $136 million credit bid of MEC’s existing indebtedness to MID. Under the agreement, MEC will seek Court approval of a process to market these and other MEC assets and MID’s offer may be topped by third parties during the Chapter 11 auction process. MID will not receive any termination fees if MEC sells any assets to a third party, but may receive reimbursement for its expenses in connection with the Stalking Horse Bid.

The terms of the Stalking Horse Bid were reviewed and recommended by the independent directors of MEC and approved by the board of directors of MEC.

All of MEC’s businesses, including racetracks, casinos, XpressBet®, and its tote services company, AmTote International, remain functional and will continue to conduct business as usual during the Chapter 11 proceedings. XpressBet® is not one of the MEC subsidiaries making a Chapter 11 filing. Further information about the Chapter 11 filing is available on MEC’s website at www.magnaent.com/restructuring.

After extensively exploring alternatives following thorough consultation with its legal and financial advisors, MEC’s board of directors determined that an orderly sale of the Company’s assets through a Chapter 11 process is the most prudent and effective way to maximize value for MEC’s stakeholders.

Frank Stronach, MEC’s Chairman and Chief Executive Officer, commented, “Simply put, MEC has far too much debt and interest expense. MEC has previously pursued numerous out-of-court restructuring alternatives but has been unable to complete a comprehensive restructuring to date due, in part, to the current economic recession, severe downturn in the U.S. real estate market and global credit crisis. This is a voluntary filing intended to utilize a Chapter 11 process that will allow us to continue to operate the business uninterrupted while we implement a reorganization in a court-supervised environment. We expect that all employees, customers and horsemen will continue to be paid in the normal course along with all post-petition vendor obligations.”

MEC also announced that one of its subsidiaries in Austria has entered into an agreement to sell to a subsidiary of Magna International Inc. (“MI”) approximately 100 acres of real estate located at MI’s European Head Office complex in Oberwaltersdorf, Austria for a purchase price of 4.55 million Euros (approximately US$5.7 million using prevailing currency exchange rates). The closing of the transaction is expected to occur during the second quarter of 2009 following the satisfaction of customary closing conditions including obtaining all necessary regulatory approvals. The sale transaction was reviewed and recommended by MEC’s independent directors after receiving legal advice and appraisals of the property, and approved by the board of directors of MEC. The sale was reviewed and recommended by a committee of MI’s independent directors after receiving independent legal advice and appraisals, and approved by the board of directors of MI.

MEC will file a material change report as soon as practicable after issuing this press release. The material change report will be filed less than 21 days before the closing of the DIP Credit Agreement. The timing of the material change report is, in MEC’s view, both necessary and reasonable because the terms were approved by MEC’s board of directors on March 5, 2009 and MEC requires immediate funding to address its liquidity requirements.

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet®, a national Internet and telephone account wagering system, as well as MagnaBet™ internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV®, a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, expectations as to the reorganization of the Company’s business and finances to resolve its operational and liquidity issues, the sufficiency of liquidity to be provided by the debtor-in-possession financing facility, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments, and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the Company’s ability to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate a plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations;   and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the Chapter 11 proceedings and they will not interfere with the Company’s ability to develop and consummate a plan of reorganization; the Company will be able to adequately manage any potential adverse effects of the Chapter 11 proceedings on MEC’s liquidity or results of operations.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

For further information please contact:

Blake Tohana	Marc Puntus	Michael Wildish
Executive Vice-President	Miller Buckfire & Co., LLC
and Chief Financial Officer	153 East 53rd Street
Magna Entertainment Corp.	22nd Floor
337 Magna Drive, Aurora, ON L4G 7K1	New York, NY 10022 USA
Tel: 905-726-2462	Tel: 212-895-1819	212-895-1827
www.magnaent.com